EXHIBIT 99.1

Company Contact:
Timothy Pham
Vice President and Director
Cavico, Corp.
714-843-5456
cavicohq@cavico.us

CCG Investor Relations Inc.
Roger Ellis, Senior Vice-President
10960 Wilshire Blvd. Suite 2050
Los Angeles, CA 90024
Tel: 310- 477-9800
Roger.ellis@ccgir.com
http://www.ccgir.com

Cavico Corp. Announces Third Quarter 2008 Results

Revenues climb 90.8% year-over-year to reach $14.7 million

LOS ANGELES & HANOI, VIETNAM, November 11, 2008, - Cavico Corp. (“Cavico” or “the Company”) (OTC BB: CVIC), a leading infrastructure development company in Vietnam, today announced financial results for the third quarter ended September 30, 2008.

Third Quarter 2008 Highlights

•	Revenue for the third quarter increased 90.8% year-over-year to $14.7 million
•	Gross profit increased 61.1% year-over-year to $1.6 million and gross margin was 10.6%
•	Net income was $148,984
•	Received $2.8 million cost adjustment on the Bao Loc hydropower project

Revenues for the third quarter of 2008 increased to $14.7 million, up 90.8% from $7.7 million in the third quarter of 2007. Cavico’s strong revenue growth in the third quarter resulted from an increase in construction and mining projects. During the third quarter of 2008, revenue from mining construction projects increased by $32,690, or 4% to $851,672, from $818,982 in the third quarter of 2007. The growth in mining was due to increased mining activity at the Nui beo mine. Revenue from civil construction projects increased by $6.8 million, or 106%, to $13.2 million in the third quarter of 2008 from $6.4 million during the same period last year. The robust growth was due to the additional revenues from new hydropower construction projects managed by the Company.

Our outstanding revenue growth of more than 90% in the third quarter was primarily driven by our ability to win new projects in our construction and mining business. We believe our reputation as one of Vietnam’s leading infrastructure management companies combined with our advanced technological expertise enables us to exceed client’s expectations and provides us with a significant competitive advantage. Our business has also benefited from the cost adjustments received on various projects and we are happy to report that both the Vietnamese government and our clients have provided complete cooperation. We continue to remain very positive of our growth prospects in Vietnam,” said Mr. Hai Thanh Tran, Vice President of Cavico Corp.

Third Quarter Results

Net sales in the third quarter of 2008 were $14.7 million, up 90.8% from the third quarter of 2007. Sales from civil construction increased 106% year over year to $13.2 million, and accounted for 89.8% of net sales. The significant growth in revenues from civil construction was a result of new hydropower projects added during the quarter. Sales from mining increased by $32,689 or 4% to reach $0.9 million, accounting for 5.8% of net sales in the third quarter of 2008, and other operations and production accounted for the remaining 4.4% of net sales.

Gross profit was $1.6 million or 10.6% of sales compared to $1.0 million or 12.5% of sales for the three months ended September 30, 2007. The decline in gross margin during the quarter was due to increased inflation in Vietnam during the third quarter of 2008.

Operating expenses totaled $1.7 million, up 61.7% from $1.1 million in the third quarter of 2007. The increase in operating expenses was primarily due to the rise in general and administrative expenses. The increase in G&A was a result of increase in payroll expenses due to salary increments, increase in administrative costs of corporate office and subsidiaries. The Company expects G&A expenses as a percentage of sales to decline.

The Company reported an operating loss of $0.2 million, compared with an operating loss of $0.1 million in the third quarter of 2007.

Other expense was $1.3 million in the third quarter of 2008, compared to other income of $5.2 million a year ago. This was mainly due to gain on sale of marketable securities of $5.6 million for the three-months ended September 30, 2007 compared to a loss of $0.4 million reported during the same period in 2008. The interest income earned during the quarter was also lower at $0.2 million compared to $0.5 million for the same period in 2007.

The Company accrued $2.9 million of taxes related to the year ended December 31, 2007. During the third quarter of 2008, the Company determined that its actual tax obligation was lower than this original estimate and the difference of $1.9 was recorded as a reduction of tax expense during the third quarter of 2008.

Net income was $148,984 compared to $3.7 million a year ago. Earnings per share were $0.00 and $0.03 for the three-month periods ended September 30, 2008 and 2007, respectively.

Nine Months Results

For the nine months of 2008, total revenue was $42.5 million, up 111.0% from the nine months of 2007. Revenue from mining construction was $3.0 million, a decline of $51,946 or 2% from the same period a year ago. Revenue from civil construction was $37.6 million, up by 134.0% from $16.1 million in the first nine months of 2007. Revenue from other operations, including leasing machinery and equipment, selling materials, was $1.5 million, up 49% from $0.5 million for the nine-month ended September 30, 2007. Revenue from production was $0.4 million for the nine-month ended September 30, 2008 from a new subsidiary - Cavico Industry and Technical Service with steel fabrication production.

Total gross profit for the nine months of 2008 was $7.2 million, up 160.7% from gross profit of $2.8 million in the comparable period a year ago. Total gross margin was 17.0% and 13.7% for the nine months of 2008 and 2007, respectively. Income from operations was $2.3 million compared to loss from operations of $0.6 million in the nine months of 2007. Net income for the nine months of 2008 was $0.7 million, compared to $4.1 million in the nine months of 2007. Earnings per share were $0.01 and $0.03 for the nine-month periods ended September 30, 2008 and 2007, respectively.

Financial Condition

As of September 30, 2008, the Company has $1.8 million in cash, accounts receivable of $21.6 million and construction work in progress of $27.4 million. Total current liabilities as of September 30, 2008 were $74.1 million. During the nine months ended September 30, 2008, the Company generated $2.3 million in operating activities, while using $6.5 million in cash flow from operating activities for the same period in 2007.

Subsequent Events

In October 2008, Cavico announced that the Company’s majority owned subsidiary, Cavico Hydropower Construction has achieved a breakthrough on the headrace tunnel at the Dasiat hydropower project.

In October 2008, Cavico announced that Mr. Edward K. Chi, the Company’s former chief financial officer has resigned to devote his full time to his personal real estate development projects, and the Company’s CEO and Chairman, Mr. Ha Quang Bui, will take over as the interim CFO.

In October 2008, Cavico announced that the Company’s wholly owned subsidiary, Cavico Vietnam and majority-owned subsidiary Cavico Bridge and Tunnel Construction have made several changes to the management structure as a part of their leadership restructuring process, effective October 6, 2008.

In October 2008, Cavico announced that the Vietnam Ministry of Agriculture and Rural Development has awarded Cavico Vietnam, the Company’s wholly owned subsidiary, an additional contract to construct an inlet tunnel for diversion of construction and flood discharge, valued at $18.5 million, at the Ta Trach water reservoir project.

Business Outlook

Cavico has made constant progress in expanding its leading position in Vietnam’s infrastructure construction industry. The Company has been successful in acquiring new contracts. Vietnamese government continues to encourage energy companies and Cavico’s presence in the hydropower segment provides an attractive opportunity for growth.

“We are pleased to report a strong top line growth and we continue to take active efforts to control costs and improve efficiencies to ensure profitability. The growth of the Vietnamese economy is on the right track and our business is aligned to take advantage of the growing opportunities in the high growth construction market of Vietnam,” commented Mr. Hai Thanh Tran, Vice President of Cavico.

About Cavico Corp. (OTCBB: CVIC)

Cavico Corp. is focused on large infrastructure projects, which include the construction of hydropower facilities, dams, bridges, tunnels, roads, mines and urban buildings. Cavico is also making investments in hydropower facilities, cement production plants and urban developments in Vietnam.  The company employs more than 3000 employees on projects worldwide, with offices throughout Vietnam and a satellite office in Australia.

Founded in 2000, Cavico is a major infrastructure construction, infrastructure investment and natural resources conglomerate headquartered in Hanoi, Vietnam. Cavico is highly respected for its core competency in the construction of mission-critical infrastructure including hydroelectric plants, highways, bridges, tunnels, ports and urban community developments. One of the Company’s primary competitive advantages is its ability to nurture a project “from concept through completion” with a vertical portfolio of interrelated investment, permitting, design, construction management and facility maintenance services. Cavico’s project partners include top multi-national corporations and government organizations. The Company employs more than 3,000 people. For more information, visit http://www.cavicocorp.com. Information on the Company’s Web site or any other Web site does not constitute a portion of this release.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the Company’s ability to hire a highly qualified CFO, obtain the necessary financing to continue and expand operations, to market its construction services in new markets and to offer construction services at competitive pricing, to attract and retain management, and to integrate and maintain technical information and management information systems; the effects of currency policies and fluctuations, general economic conditions and other factors detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission and other regulatory authorities. These statements include, without limitation, statements regarding our ability to prepare the Company for growth, the Company’s planned expansions, and predictions and guidance relating to the Company’s future financial performance. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

-Financial Tables Follow-

CAVICO CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	Sep 30, 2008	Dec 31, 2007
ASSETS	(Unaudited)

Current Assets:
Cash	$1,824,481	$1,412,201
Investments, available for sale	2,239,505	7,257,310
Accounts receivable -trade- net	21,648,365	15,459,637
Inventory	3,943,403	3,144,450
Construction WIP	27,372,361	25,156,283
Advances-related parties	569,871	430,401
Other receivables-related parties	36,783	534,182
Other current assets	2,699,087	1,712,968
Total Current Assets	60,333,856	55,107,432

Fixed Assets:
Construction in progress	6,937,807	3,993,191
Temporary housing assets	428,508	432,460
Machinery and equipment	25,644,310	20,671,611
Vehicles	12,575,662	12,666,344
Office equipment	638,719	591,702
	46,225,006	38,355,308
Less accumulated depreciation	(16,044,398)	(12,775,704)
Net Fixed Assets	30,180,608	25,579,604

Intangible Assets:
Goodwill	914,774	921,703
Licenses and software - net	692,084	234,198
Net Intangible Assets	1,606,858	1,155,901

Other Non Current Assets:
Investments	3,095,564	2,585,636
Long-term receivables-trade, net	10,302,317	6,234,313
Prepaid expenses	2,110,440	1,910,527
Deposits	85,476	95,427
Other assets	48,288	272,282
Total Other Assets	15,642,085	11,098,185

TOTAL ASSETS	$107,763,407	$92,941,122

CAVICO CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	Sep 30, 2008	Dec 31, 2007
LIABILITIES AND STOCKHOLDERS' EQUITY	(Unaudited)

Current Liabilities:
Accounts payable - trade	$8,621,925	$8,125,390
Accounts payable - others	2,131,528	2,566,335
Accounts payable - related parties	16,258	30,754
Accrued expenses	5,336,581	6,349,801
Advances from customers	8,249,038	5,485,539
Payable to employees	3,473,129	2,412,672
Notes Payable - current	45,271,271	41,202,014
Notes payable - related parties	937,429	1,056,363
Current portion of capital lease obligations	61,451	24,964
Total Current Liabilities	74,098,610	67,253,832

Long-Term Debt:
Capital lease obligations - long-term	307,026	39,243
Long-term debt	11,926,347	8,618,400
Total Long-Term Debt	12,233,373	8,657,643

TOTAL LIABILITIES	86,331,983	75,911,475

Minority Interest in subsidiaries	16,715,444	9,246,458

Stockholders' Equity:
Preferred stock:$.001 par value - Class B,
100,000,000 authorized, none issued and outstanding	-	-
Common stock, $.001 par value; 300,000,000 shares
authorized; 130,997,693 and 130,847,693
shares issued and outstanding, respectively	130,998	130,848
Additional paid-in capital	13,191,915	13,107,315
Accumulated deficit	(5,328,460)	(6,038,484)
Other comprehensive income (loss)	(3,278,473)	583,509
Total Stockholders' Equity	4,715,980	7,783,189

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$107,763,407	$92,941,122

CAVICO CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

Net Sales	$14,714,981	$7,713,921	$42,464,110	$20,123,277

Cost of Goods Sold	13,160,823	6,748,985	35,258,644	17,359,704

Gross Profit	1,554,158	964,936	7,205,466	2,763,573

Operating Expenses:
Selling expenses	9,425	10,778	49,666	13,432
General and administrative expenses	1,731,260	1,065,646	4,820,348	3,308,045
	1,740,685	1,076,424	4,870,014	3,321,477

Income (loss) from operations	(186,527)	(111,488)	2,335,452	(557,904)

Other Income (Expenses):
Gain on disposal of assets	3,198	20,592	53,528	20,592
Other expense	(2,739)	(68,759)	(9,293)	(5,085)
Gain (loss) on sales of marketable securities	(380,818)	5,600,318	(380,818)	8,277,167
Interest income	232,430	466,962	661,183	1,039,855
Interest expense	(1,162,799)	(771,333)	(2,133,179)	(2,404,265)
	(1,310,728)	5,247,780	(1,808,579)	6,928,264

Income(loss) before income taxes and minority interest	(1,497,255)	5,136,292	526,873	6,370,360

-				-
Income tax benefit (expenses)	1,758,591	(1,337,624)	1,115,489 1	(2,037,789)

Income before minority interest	261,336	3,798,668	1,642,362	4,332,571

Minority interest in income of subsidiary	(112,352)	(88,573)	(897,264)	(213,757)

Net Income	$148,984	$3,710,095	$745,098	$4,118,814

Other comprehensive income:
Unrealized gain(loss) on investments available for sale	610,097	(275,722)	(3,561,896)	316,527
Foreign currency translation adjustment	2,438	48,847	(300,086)	64,667
Comprehensive income (loss)	$761,519	$3,483,220	$(3,116,884)	$4,500,008

Per Share Information:
Weighted average number
of common shares outstanding-basic and diluted	130,954,758	131,132,282	130,911,014	128,823,843

Net income per common share-basic and diluted	$0.00	$0.03	$0.01	$0.03

CAVICO CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
( Unaudited )

	Nine Months Ended September 30,
	2008	2007
Cash Flows from Operating Activities:
Net income	$745,098	$4,118,814
Adjustments to reconcile net profit to net cash
Provided by (used in) operating activities:
Depreciation and amortization	4,480,824	4,720,056
Gain on sale of fixed assets	(53,528)	(20,592)
(Gain) loss from other investment activities	380,818	(9,317,022)
Minority interest	897,264	213,757
Stock issued for services	84,750	300,000
Changes in assets and liabilities:
Increase in accounts receivable & other current assets	(8,785,717)	(3,552,204)
Decrease (increase) in inventory	(767,657)	751,369
Increase in construction WIP	(1,764,566)	(10,346,496)
Decrease (increase) in other assets	142,566	(333,975)
Increase in accounts payable and accrued expenses	2,815,245	936,452
Total adjustments	(2,570,001)	(16,648,655)
Net Cash Provided By (Used In)Operating Activities	$(1,824,903)	$(12,529,841)

Cash Flows from Investing Activities:
Purchase of property, equipment and intangible assets	(9,262,159)	(10,874,144)
Purchase of investments in nonconsolidated companies and Joint venture	(452,757)	(4,338,354)
Proceeds from sale of fixed assets	798,931	1,381,930
Proceeds from withdrawals of investments in nonconsolidated companies	180,311	9,574,742
Net Cash Used In Investing Activities	$(8,735,674)	$(4,255,826)

Cash Flows from Financing Activities:
Proceeds from contributions by minority interests	2,692,055	4,838,093
Proceeds from shares issued	-	9,263,408
Proceeds from notes	51,789,341	46,749,235
Proceeds from notes - related parties	1,578,229	-
Payments of notes - related parties	(1,090,819)	-
Payments of notes - others	(43,909,546)	(41,619,738)
Payments on capital leases obligations	(38,733)	(73,116)
Net Cash Provided By Financing Activities	$11,020,527	$19,157,882

Net Increase in Cash	459,950	2,372,215

Cash at Beginning of Period	1,412,201	716,901

Effects of fluctuations in foreign exchange rates	(47,670)	7,528

Cash at End of Period	$1,824,481	$3,096,644

CAVICO CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
( Unaudited )

Supplemental Information:
Interest paid	$4,960,838	$4,250,496
Income taxes paid	$48,586	$495,941

Non-Cash Investing and Financing Activities:

Assets acquired under capital lease	$447,460	$-
Non cash changes to assets and liabilities due to the consolidation of subsidiaries previously accounted for as cost method investment;
Accounts receivable and other current assets	$2,223,680	$2,018,015
Inventory	128,298	2,280,996
Construction Work in Progress	1,151,391	-
Other Assets	180,355	238,466
Accounts payable & Accrued expenses	891,239	4,321,216